LIST OF SUBSIDIARIES

Name	Jurisdiction of Organization
HGIT Properties LP	Delaware
Hines GREIT II Ireland Fund Irish Collective Asset-Management Vehicle	Ireland
HGREIT II Bishops Holdings LLC	Delaware
HGREIT II Cottonwood Center LLC	Delaware
HGREIT II Goodyear Crossing LLC	Delaware
HGREIT II Edmondson Road LLC	Delaware
HGREIT II Madison Road LLC	Delaware
HGREIT II Montrose LLC	Delaware
HGREIT II Montrose OpCo LLC	Delaware
HGREIT II Montrose Services LLC	Delaware
HGREIT II Reading LLC	Delaware
HGREIT II Reading LP	Delaware
HGREIT II Reading Student Housing B.V.	Netherlands
HGREIT II Reading Student Housing Operations B.V.	Netherlands
Hines Global REIT II Services Holdings, Inc.	Delaware
HGREIT II Reading Services, Inc.	Delaware
HGREIT II Reading, Inc.	Delaware
HGR II International Investment Manager LLC	Delaware
Hines Global Income Investments, Inc.	Delaware
HGIT 5353 Fannin Lot Parcel, Inc.	Delaware
HGIT 5353 Fannin LP	Texas
HGIT 5353 Fannin GP LLC	Delaware
HGIT Fresh Park Partner LLC	Delaware
HGIT Fresh Park Venlo Holdings LLC	Delaware
HGIT Venraysewg 100	Netherlands
HGIT Maintal LLC	Delaware
HGIT ABC Westland Partner LLC	Delaware
HGIT ABC Westland Holdings LLC	Delaware
HGIT ABC Westland	Netherlands
HGIT Briargate LLC	Delaware
HGIT Łòdź LLC	Delaware
HGIT Łòdź DP I Sp Z o.o.	Poland
PDC Industrial Center 68 Sp Z o.o.	Poland
HGIT Gdańsk LLC	Delaware
HGIT Gdańsk DP I Sp Z o.o.	Poland
Jolie Investments SP Z o.o.	Poland
HGIT Glasgow LLC	Delaware
HGIT Glasgow Limited	England and Wales
HGIT Glasgow Services, Inc.	Delaware
HGIT Bristol Limited	England and Wales
HGIT Milton Keynes Limited	England and Wales
HGIT UK Logistics LP	Delaware

Name	Jurisdiction of Organization
HGIT UK Logistics GP LLC	Delaware
HGIT 4700 Berwyn LLC	Delaware
HGIT 5865 Trinity Parkway LLC	Delaware
HGIT Janki LLC	Delaware
HGIT Strykow LLC	Delaware
HGIT Edinburgh Limited	England and Wales
HGIT Wakefield Limited	England and Wales
HGIT Madrid Airport Logistics LLC	Delaware
HGIT Bassett Campus LP	Delaware
HGIT Bassett Campus GP LLC	Delaware
HGIT Patrick Henry LP	Delaware
HGIT Patrick Henry GP LLC	Delaware
HGIT Schertz Parkway GP LLC	Delaware
HGIT Schertz Parkway LP	Delaware
HGIT 900 Patrol Road LLC	Delaware
HGIT Coventry Limited	England and Wales
FPV Services LLC	Delaware
HGIT 1015 Half Street LLC	Delaware
HGIT 50 Park Row West LLC	Delaware
HGIT 2501 West Bradley LLC	Delaware
HGIT 3401 Empire Ave LLC	Delaware
HGIT 3401 Empire Ave REIT 1 LLC	Delaware
HGIT 3401 Empire Ave REIT 2 LLC	Delaware
HGIT 3401 Empire Ave Owner LLC	Delaware
HGIT 3401 Empire Ave Studios LLC	Delaware
HGIT Activity Road GP LLC	Delaware
HGIT Activity Road LP	Delaware
HGIT Bradley Center 1 LLC	Delaware
HGIT Bradley Center 2 LLC	Delaware
HGIT Eastgate Park LLC	Delaware
HGIT Historic Decatur Rd LLC	Delaware
HGIT Historic Decatur GP LLC	Delaware
HGIT Historic Decatur Holdings LLC	Delaware
HGIT Historic Decatur LP	Delaware
HGIT Waypoint GP LLC	Delaware
HGIT Waypoint LP	Delaware
HGIT 1315 N. North Branch LLC	Delaware